


<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                         491,600
<SECURITIES>                                         0
<RECEIVABLES>                                  765,900  <F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    415,300
<CURRENT-ASSETS>                             2,287,600  <F2>
<PP&E>                                       3,262,000
<DEPRECIATION>                               1,428,400
<TOTAL-ASSETS>                               5,346,800
<CURRENT-LIABILITIES>                        1,828,000
<BONDS>                                        741,600
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           900
<OTHER-SE>                                   1,269,500
<TOTAL-LIABILITY-AND-EQUITY>                 5,346,800
<SALES>                                      2,656,200  <F3>
<TOTAL-REVENUES>                             2,682,300
<CGS>                                        1,607,700
<TOTAL-COSTS>                                1,607,700
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              54,900
<INCOME-PRETAX>                                520,600  <F4>
<INCOME-TAX>                                   190,400
<INCOME-CONTINUING>                            330,200  <F4>
<DISCONTINUED>                               2,587,200  <F5>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,917,400
<EPS-PRIMARY>                                    30.64
<EPS-DILUTED>                                    29.76

<F1>   Amount shown is net of allowances.

<F2>   Included within current assets are net assets of
       discontinued operations of $369,800.

<F3>   Excludes sales reported by the discontinued health
       care segment of $1,650,700 for the first nine months of 1996.

<F4>   Includes (i) a gain of $326,400 ($210,100 after-tax)
       on the sales of businesses, principally the water treatment and process chemicals business, and (ii) a charge of $53,700 ($32,400 after-tax) relating to restructuring costs.

<F5>   Includes (i) after-tax income of $24,100 from health care
       operations, (ii) an after-tax gain of $2,483,700 on the separation of National Medical Care, Inc. and (iii) an after-tax gain of $79,400 on the sale of the transgenic plant business of Grace's Agracetus subsidiary.


